Q3 2026 EARNINGS CONFERENCE CALL | November 5, 2026

This presentation contains certain “forward-looking statements” with respect to our financial condition, results of operations, profitability, margin growth, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this presentation that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. Forward-looking statements, including, without limitation, those relating to the Company's 2026 outlook and related assumptions, production levels, future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, commodity prices, addressable markets, industry trends, and the Mergers whenever they occur in this presentation are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this presentation, (1) the impacts of costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, (2) tariff refunds and related pass through to customers, (3) future pandemics, geopolitical tensions, armed conflicts, or natural disasters on the global economy and on the Company's customers, suppliers, team members, business and cash flows, (4) pricing pressures due to domestic and foreign competition, (5) seasonality and cyclicality in the industries to which we sell our products, (6) availability of credit for financing the retail and wholesale purchase of products for which we sell our components, (7) inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, (8) the financial condition of our customers, (9) the financial condition of retail dealers of products for which we sell our components, (10) retention and concentration of significant customers, (11) the costs, pace of, and successful integration of acquisitions and other growth initiatives, (12) availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, (13) efficiency improvements and cost reductions, (14) the disruption of business resulting from natural disasters or other unforeseen events, (15) the successful entry into new markets, (16) the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, (17) information technology performance and security, (18) the ability to protect intellectual property, (19) warranty and product liability claims or product recalls, (20) interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, (21) risks related to our pending transaction (the "Mergers") with Patrick Industries, Inc. ("Patrick"), including (a) the risk that the cost savings and any revenue synergies from the Mergers may not be fully realized or may take longer than anticipated to be realized, (b) disruption to each party’s business as a result of the announcement and pendency of the Mergers, (c) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate as a result of unexpected factors or events, (d) the failure to obtain the necessary approvals by the stockholders of the Company or Patrick, (e) the ability by each of the Company and Patrick to obtain required governmental approvals of the Mergers on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Mergers, (f) reputational risk and the reaction of each party’s customers, suppliers, employees or other business partners to the Mergers, (g) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing the Mergers or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (h) the possibility that the Mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (i) risks related to management and oversight of the expanded business and operations of the combined company due to the increased size and complexity, (j) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Mergers or the size, scope and complexity of the combined company’s business operations, and (k) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against the Company, Patrick or the combined company before or after the Mergers, and (22) other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in this presentation, and in the Company's subsequent filings with the SEC, including the Company's Quarterly Reports on Form 10-Q. Readers of this presentation are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward- looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. This presentation includes certain non-GAAP financial measures, such as adjusted net income, adjusted net income per diluted share, adjusted EBITDA, adjusted net sales, adjusted EBITDA as a percentage of adjusted net sales, net debt to adjusted EBITDA ratio, and free cash flow. These non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included in the presentation. This presentation also includes certain forward-looking non-GAAP financial measures, such as forward-looking guidance for adjusted diluted EPS and adjusted operating profit margin. The Company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because the Company is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Forward-Looking Statements 2LCI Industries | Q3 2026 Earnings Presentation

Important Information About the Proposed Transaction and Where to Find It In connection with the proposed transaction between the Company and Patrick, Patrick has filed relevant materials with the Securities and Exchange Commission (the "SEC"), including, among other filings, a Patrick registration statement on Form S-4 (File No. 333-299100) that includes a preliminary joint proxy statement of the Company and Patrick that also constitutes a prospectus of Patrick with respect to shares of Patrick’s common stock to be issued in the proposed transaction. The registration statement was declared effective by the SEC on October 19, 2026, and the Company and Patrick commenced mailing the definitive joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to their respective stockholders on or about October 19, 2026. The Company and Patrick may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Joint Proxy Statement/Prospectus or any other document which the Company and Patrick may file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND PATRICK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the registration statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by the Company and Patrick through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at lippert.com under the tab "Investors" and under the heading "Financials" and subheading "SEC Filings." Copies of the documents filed with the SEC by Patrick are available free of charge on Patrick’s website at patrickind.com under the tab “Investors” and under the heading "SEC Filings." No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Important Disclosures 3LCI Industries | Q3 2026 Earnings Presentation

Diversification and Strong Execution Drives Operating Margin Expansion Executing Continuous Improvement Initiatives • Third quarter operating profit margin of 7.6%, up 30 bps YoY • Adjusted operating profit margin(1) (excluding merger-related expenses and restructuring costs) of 8.3%, up 100 bps YoY • Cost improvement actions continued to drive margin expansion through focus on operational efficiencies and disciplined strategic cost reduction actions Quarterly Financial Performance • Net sales of $992.5 million, down 4% YoY • Net income of $50 million, down 20% YoY ($2.05 per diluted share, down 20% YoY), or 5.0% of net sales • Adjusted net income(1) of $54 million ($2.21 Adjusted EPS(1), up 12% YoY) • Adjusted EBITDA(1) of $111 million, up 5% YoY, or 11.2% of adjusted net sales 1 Additional information regarding adjusted net income, adjusted EPS, adjusted EBITDA, adjusted net sales, adjusted EBITDA as a percentage of adjusted net sales, and adjusted operating profit margin and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, are provided in the Appendix. Capital Allocation • Strong liquidity position with $246 million of cash and cash equivalents and $595 million of availability on revolving credit facility at September 30, 2026 • Paid quarterly dividend of $1.15 per share, aggregating $28 million in the third quarter Third Quarter 2026 Highlights 4LCI Industries | Q3 2026 Earnings Presentation Merger with Patrick Industries • As previously announced, entered into definitive agreement to combine with Patrick Industries, Inc. in an all-stock merger, forming a premier component solutions provider for the outdoor enthusiast, housing, and transportation markets • The Company will hold a special meeting of stockholders on November 18, 2026. More information can be found at www.PatrickandLippertTogether.com

Results by Market 5 OEM Segment • RV • Transportation • Marine • Housing Aftermarket Segment

RV OEM Performance and Trends • Q3 2026 RV OEM sales down 17% YoY, primarily due to a decrease in North American travel trailer and fifth-wheel shipments and change in RV sales mix toward more lower content single axle trailers, partially offset by increases in selling prices contractually tied to indices of select commodities • 57,400 North American wholesale towable units shipped in Q3 2026, down 13% YoY • 75,600 estimated North American retail towable units sold in Q3 2026, down 17% YoY • Towable content per unit shipped of $5,733 in Q3 2026, up 6% YoY Quarterly Net Sales $470M $390M Q3 2025 Q3 2026 NA RV Wholesale/Retail/Inventory Change Retail Wholesale Inventory Linear (Inventory) 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 36 0 50,000 100,000 150,000 (80,000) (60,000) (40,000) (20,000) — 20,000 40,000 6LCI Industries | Q3 2026 Earnings Presentation

Transportation OEM

Performance and Trends

- Q3 2026 Transportation OEM sales up 8% YoY
- Increase driven by sales in the resilient bus market where integration efforts and synergies from 2025 acquisitions are driving results
    - Trans Air (acquired in March 2025) - bus climate control systems
    - Freedman Seating (acquired in April 2025) - bus seating solutions
- Expanding presence in transportation markets:
    - Increasing sales of axles and suspension products to top utility trailer brands. Utility trailer industry produces 500K+ utility and cargo trailers annually
    - Supplying windows in off-road vehicles and school buses
    - Focusing on innovative new products
    - Launched Heavy Duty Bus Seats, including Transport Seat and accompanying ADA Transport Flip Seat
    - Approximately 65,000 city, shuttle and school buses delivered in 2025


SCHOOL BUS


Quarterly Net Sales
$197M
$213M
Q3 2025
Q3 2026



LIPPERT
LCI Industries | Q3 2026 Earnings Presentation 7

$75M $79M Q3 2025 Q3 2026 8 Marine OEM Performance and Trends • Q3 2026 Marine sales up 4% YoY • Sales growth driven by recent innovations and improving run rates • Building momentum with newer products Quarterly Net Sales 8 8LCI Industries | Q3 2026 Earnings Presentation

9 Housing OEM Performance and Trends • Q3 2026 Housing OEM sales up 7% YoY • 2026 manufactured housing unit shipments were down about 3% through August • Expanding presence in residential window market through 2025 acquisition of Moss Supply Company and new distribution partnerships $47M $51M Q3 2025 Q3 2026 Quarterly Net Sales 9 9LCI Industries | Q3 2026 Earnings Presentation

Aftermarket

Performance and Trends

- Q3 2026 sales up 6% YoY primarily driven by increases in volume in the automotive aftermarket
- Driving portfolio expansion in diversified markets with towing and truck accessories, boating accessories, appliances, and electronics
- Meeting repair and replacement demand as RV ownership and used unit acquisitions have increased over recent quarters
- Lippert Factory Service network of service and repair centers provides retail customers with expanded access to highly technical upgrades
- Launched 15K Variable Speed Low Profile Chill® Cube for RV AM, StowPro™ Made in USA Adjustable Ball Mount, RViBrake, and Ranch Hand Public Safety line of products


FURRION

Quarterly Net Sales


$246M
$260M
Q3 2025
Q3 2026

Q3 2026 Aftermarket Net Sales by Market


49%
34%
7%
10%
Automotive
RV
Marine
Other


CURT
STOWPRO




POLICE

LIPPERT
LCI Industries | Q3 2026 Earnings Presentation 10

Consolidated Results 11

12 Q3 2026 Financial Performance Operating Margin 7.3% 7.6% Third Quarter 2025 Third Quarter 2026 (in th ou sa nd s) Consolidated Net Income $62,493 $50,087 Third Quarter 2025 Third Quarter 2026 (in th ou sa nd s) Adjusted EBITDA* $105,924 $111,470 Third Quarter 2025 Third Quarter 2026 * Additional information regarding Adjusted EBITDA, as well as reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix. (in th ou sa nd s) Consolidated Net Sales $1,036,477 $992,483 Third Quarter 2025 Third Quarter 2026 -4% +30 bps +5%-20% 1212LCI Industries | Q3 2026 Earnings Presentation

Capital Allocation Highlights

Executing on our capital allocation strategy through complementary acquisitions, focus on quality, and returning capital to shareholders

Returning Capital to Shareholders

- Paid quarterly dividend of $1.15 per share, aggregating $28 million in the third quarter

Strong Balance Sheet

- Strong quarter-end cash position of $246 million
- Borrowing availability of $595 million on revolving credit facility
- Debt to net income of 4.3x, and net debt to adjusted EBITDA of 1.4x(1), reflecting disciplined leverage management

Future Debt Maturities



(in millions)
$490
$—
$1
$4
$4
$4
$464
$4
$373
4Q26
2027
2028
2029
2030
2031
2032
2030 Convertible Notes
Term Loan B

Strategic Acquisitions

- Acquisitions completed in 2025 delivering results in 2026 in both OEM and AM segments
- Continue to review thoughtful and complementary acquisition targets as part of our balanced capital allocation strategy(2)

[1] Additional information regarding net debt to adjusted EBITDA, and a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, is provided in the Appendix.

[2] Subject to the terms and conditions set forth in the merger agreement relating to our pending merger with Patrick Industries, Inc.



LIPPERT LCI Industries | Q3 2026 Earnings Presentation 13

14 Liquidity and Cash Flow As of and for the nine months ended September 30 2026 2025 Cash and Cash Equivalents $246M $200M Remaining Availability under Revolving Credit Facility(1) $595M $595M Capital Expenditures $42M $38M Dividends $84M $86M Share Repurchases $— $129M Debt / Net Income (TTM) 4.3x 5.3x Net Debt/Adjusted EBITDA (TTM)(2) 1.4x 1.9x Cash from Operating Activities $237M $252M Free Cash Flow(2) $195M $214M 1 Remaining availability under the revolving credit facility is subject to covenant restrictions. 2 Additional information regarding net debt to Adjusted EBITDA and free cash flow, as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, is provided in the Appendix. 1414LCI Industries | Q3 2026 Earnings Presentation

2026 Outlook 15

16 2026 Outlook RV Industry • Our current full year 2026 North American forecast is 285K - 295K wholesale unit shipments Other Markets • Transportation - expect market to be down low single digits • Marine - expect market to be down low single digits • Housing - expect market to be down low to mid single digits • Aftermarket - gains in automotive aftermarket expected to continue to help mitigate overall decline in all aftermarket channels October 2026 Results • October 2026 net sales of approximately $341 million, down 10% YoY 1616LCI Industries | Q3 2026 Earnings Presentation

*Reaffirming prior guidance range (estimate excludes restructuring costs, merger-related expenses, and impact of IEEPA tariff refunds) Full Year 2026 Financial Outlook Based on current market and economic conditions along with existing tariffs, the Company expects the following: 2026 Outlook 2025 Actual 2026 Estimate Revenue $4.1B $3.9 billion - $4.0 billion Adjusted Operating Profit Margin 6.8% 7.5% - 8.0%* Adjusted Diluted EPS $7.46 $8.25 - $8.50 17 1717LCI Industries | Q3 2026 Earnings Presentation

Appendix

Reconciliation of Non-GAAP Measures

ADJUSTED EBITDA

($ in thousands)	Three months ended September 30, 2026	Three months ended September 30, 2025	Nine months ended September 30, 2026	Nine months ended September 30, 2025	Twelve months ended September 30, 2026	Twelve months ended September 30, 2025
Net income	$ 50,087	$ 62,493	$ 180,175	$ 169,566	$ 198,859	$ 179,113
Interest expense, net	8,389	10,323	24,621	26,003	34,328	31,103
Provision for income taxes	18,220	21,533	63,573	59,848	70,544	61,335
Depreciation and amortization	28,942	30,485	89,598	90,350	120,479	120,043
EBITDA	$ 105,638	$ 124,834	$ 357,967	$ 345,767	$ 424,210	$ 391,594
Loss on extinguishment of debt	—	806	—	8,859	—	8,859
Gain on sale of real estate	(1,681)	(19,716)	(2,235)	(19,716)	(2,235)	(19,716)
Restructuring costs	2,393	—	6,814	—	10,714	—
Merger expenses	5,120	—	19,244	—	19,244	—
Net impact of IEEPA tariff refunds	—	—	(15,972)	—	(15,972)	—
Executive separation costs	—	—	—	3,193	—	3,193
Adjusted EBITDA	$ 111,470	$ 105,924	$ 365,818	$ 338,103	$ 435,961	$ 383,930
Net Sales	$ 992,483	$ 1,036,477	$ 3,051,675	$ 3,189,317	$ 3,984,375	$ 3,992,455
IEEPA tariff refunds impact on net sales	—	—	88,792	—	88,792	—
Adjusted net sales	$ 992,483	$ 1,036,477	$ 3,140,467	$ 3,189,317	$ 4,073,167	$ 3,992,455
Net income as a % of net sales	5.0 %	6.0 %	5.9 %	5.3 %	5.0 %	4.5 %
Adjusted EBITDA as a % of adjusted net sales	11.2 %	10.2 %	11.6 %	10.6 %	10.7 %	9.6 %

FREE CASH FLOW

($ in thousands)	Nine months ended September 30, 2026	Nine months ended September 30, 2025
Net cash flows provided by operating activities	$ 237,275	$ 252,104
Capital expenditures	(41,877)	(38,071)
Free cash flow	$ 195,398	$ 214,033

NET DEBT/ADJUSTED EBITDA (TTM)

($ in thousands)	September 30, 2026	September 30, 2025
Total debt	$ 852,395	$ 947,832
Less cash and cash equivalents	245,618	199,721
Net debt	$ 606,777	$ 748,111
Total Debt/Net Income (TTM)	4.3x	5.3x
Net Debt/Adjusted EBITDA (TTM)	1.4x	1.9x

19

20 Appendix Reconciliation of Non-GAAP Measures (cont.) ADJUSTED NET INCOME Three months ended September 30, Nine months ended September 30, ($ in thousands, except per share amounts) 2026 2025 2026 2025 Net income $ 50,087 $ 62,493 $ 180,175 $ 169,566 Loss on extinguishment of debt — 806 — 8,859 Gain on sale of real estate (1,681) (19,716) (2,235) (19,716) Restructuring costs 2,393 — 6,814 — Merger expenses 5,120 — 19,244 — Net impact of IEEPA tariff refunds, including interest income (713) — (20,377) — Executive separation costs — — — 3,193 Tax effect of adjustments (1,229) 4,531 (827) 1,836 Adjusted net income $ 53,977 $ 48,114 $ 182,794 $ 163,738 Weighted average common shares outstanding - diluted 24,417 24,466 24,376 25,004 ADJUSTED EPS Net income per common share - diluted $ 2.05 $ 2.55 $ 7.39 $ 6.78 Loss on extinguishment of debt — 0.03 — 0.35 Gain on sale of real estate (0.07) (0.80) (0.09) (0.79) Restructuring costs 0.10 — 0.28 — Merger expenses 0.21 — 0.79 — Net impact of IEEPA tariff refunds, including interest income (0.03) — (0.84) — Executive separation costs — — — 0.13 Tax effect of adjustments (0.05) 0.19 (0.03) 0.08 Adjusted net income per common share - adjusted diluted (Adjusted EPS) $ 2.21 $ 1.97 $ 7.50 $ 6.55

21 Appendix Reconciliation of Non-GAAP Measures (cont.) ADJUSTED OPERATING PROFIT MARGIN Three months ended September 30, Nine months ended September 30, 2026 2025 2026 2025 Operating profit margin 7.6% 7.3% 8.7% 7.7 % Restructuring costs 0.2% — % 0.2% — % Merger expenses 0.5% — % 0.6% — % Net impact of IEEPA tariff refunds — % — % (0.7) % — % Executive separation costs — % — % — % 0.1 % Adjusted operating profit margin 8.3% 7.3% 8.8% 7.8%

22 Appendix Reconciliation of Non-GAAP Measures (cont.) Adjusted EBITDA, Adjusted Net Sales, Adjusted EBITDA as a Percentage of Adjusted Net Sales, and Free Cash Flow Adjusted EBITDA, adjusted net sales, Adjusted EBITDA as a percentage of adjusted net sales, and free cash flow are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period. Adjusted EBITDA is defined as net income before interest expense, net, provision for income taxes, depreciation and amortization expense, and to the extent applicable, loss on extinguishment of debt, gain on sale of real estate, restructuring costs, merger expenses, net impact of IEEPA tariff refunds, and executive separation costs. Adjusted net sales is defined as net sales adjusted, to the extent applicable, for the reduction in net sales related to IEEPA tariff refunds expected to be passed through to customers. Free cash flow is defined as net cash flows provided by operating activities less capital expenditures. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because they provide a useful analysis of ongoing underlying trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies. Net Debt to Adjusted EBITDA The net debt to Adjusted EBITDA ratio on a trailing twelve month basis is a non-GAAP performance measure included because the Company believes it is useful to investors in evaluating the Company's leverage. The net debt to Adjusted EBITDA ratio is defined as total debt, less cash and cash equivalents, divided by Adjusted EBITDA. The net debt to Adjusted EBITDA ratio is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to net income determined in accordance with GAAP. The Company's calculation of its net debt to Adjusted EBITDA ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures used by other companies. Adjusted Net Income, Adjusted EPS, and Adjusted Operating Profit Margin In addition to reporting financial results in accordance with U.S. GAAP, the Company has also provided the non-GAAP performance measures of adjusted net income, adjusted net income per diluted share ("Adjusted EPS"), and adjusted operating profit margin to illustrate and improve comparability of its results from period to period. Adjusted net income is defined as net income adjusted for, to the extent applicable, loss on extinguishment of debt, gain on sale of real estate, restructuring costs, merger expenses, net impact of IEEPA tariff refunds (including interest income), executive separation costs, and the related tax effects during the three and nine month periods ended September 30, 2026 and 2025. Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding - diluted. Adjusted operating profit margin is defined as operating profit margin adjusted for restructuring costs, merger expenses, the net impact of IEEPA tariff refunds, and executive separation costs, as applicable, during the three and nine month periods ended September  30,  2026 and 2025. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. These measures are not in accordance with, nor are they substitutes for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

Supplemental Adjusted Net Income Reconciliation

(In thousands, except per share amounts)	Three months ended September 30, 2026						Three months ended September 30, 2025			
	As Reported	Tariff Refund Impact	Merger Expenses	Restructuring Costs	Gain on Sale of Real Estate	Adjusted	As Reported	Loss on Extinguishment of Debt	Gain on Sale of Real Estate	Adjusted
Net sales										
OEM Segment	$ 732,285	$ —	$ —	$ —	$ —	$ 732,285	$ 790,023	$ —	$ —	$ 790,023
Aftermarket Segment	260,198	—	—	—	—	260,198	246,454	—	—	246,454
Total net sales	992,483	—	—	—	—	992,483	1,036,477	—	—	1,036,477
Cost of sales										
OEM Segment	567,537	—	—	(650)	—	566,887	626,190	—	—	626,190
Aftermarket Segment	161,151	—	—	(1,743)	—	159,408	157,674	—	—	157,674
Total cost of sales	728,688	—	—	(2,393)	—	726,295	783,864	—	—	783,864
Gross profit										
OEM Segment	164,748	—	—	650	—	165,398	163,833	—	—	163,833
Aftermarket Segment	99,047	—	—	1,743	—	100,790	88,780	—	—	88,780
Total gross profit	263,795	—	—	2,393	—	266,188	252,613	—	—	252,613
Selling, general and administrative expenses*										
OEM Segment	120,631	—	(3,963)	—	—	116,668	120,263	—	—	120,263
Aftermarket Segment	68,149	—	(1,157)	—	—	66,992	56,911	—	—	56,911
Total SG&A	188,780	—	(5,120)	—	—	183,660	177,174	—	—	177,174
Operating profit										
OEM Segment	44,117	—	3,963	650	—	48,730	43,570	—	—	43,570
Aftermarket Segment	30,898	—	1,157	1,743	—	33,798	31,869	—	—	31,869
Total operating profit	75,015	—	5,120	2,393	—	82,528	75,439	—	—	75,439
Interest expense, net	8,389	713	—	—	—	9,102	10,323	—	—	10,323
Loss on extinguishment of debt	—	—	—	—	—	—	806	(806)	—	—
Gain on sale of real estate	(1,681)	—	—	—	1,681	—	(19,716)	—	19,716	—
Income before income taxes	68,307	(713)	5,120	2,393	(1,681)	73,426	84,026	806	(19,716)	65,116
Provision for income taxes	18,220	(171)	1,229	574	(403)	19,449	21,533	193	(4,724)	17,002
Net income	$ 50,087	$ (542)	$ 3,891	$ 1,819	$ (1,278)	$ 53,977	$ 62,493	$ 613	$ (14,992)	$ 48,114
Diluted shares	24,417	24,417	24,417	24,417	24,417	24,417	24,466	24,466	24,466	24,466
Diluted EPS	$ 2.05	$ (0.02)	$ 0.16	$ 0.07	$ (0.05)	$ 2.21	$ 2.55	$ 0.03	$ (0.61)	$ 1.97

*Selling, general and administrative expenses include warehouse and transportation expenses.

LIPPERT
LCI Industries | Q3 2026 Earnings Presentation
23

Supplemental Adjusted Net Income Reconciliation

(In thousands, except per share amounts)	Nine months ended September 30, 2026 As Reported	Tariff Refund Impact	Merger Expenses	Restructuring Costs	Gain on Sale of Real Estate	Adjusted
Net sales						
OEM Segment	$ 2,259,892	$ 84,883	$ —	$ —	$ —	$ 2,344,775
Aftermarket Segment	791,783	3,909	—	—	—	795,692
Total net sales	3,051,675	88,792	—	—	—	3,140,467
Cost of sales						
OEM Segment	1,726,886	86,354	—	(3,886)	—	1,809,354
Aftermarket Segment	486,185	18,411	—	(2,928)	—	501,668
Total cost of sales	2,213,071	104,765	—	(6,814)	—	2,311,022
Gross profit						
OEM Segment	533,006	(1,471)	—	3,886	—	535,421
Aftermarket Segment	305,598	(14,502)	—	2,928	—	294,024
Total gross profit	838,604	(15,973)	—	6,814	—	829,445
Selling, general and administrative expenses*						
OEM Segment	368,302	—	(14,895)	—	—	353,407
Aftermarket Segment	204,168	—	(4,349)	—	—	199,819
Total SG&A	572,470	—	(19,244)	—	—	553,226
Operating profit						
OEM Segment	164,704	(1,471)	14,895	3,886	—	182,014
Aftermarket Segment	101,430	(14,502)	4,349	2,928	—	94,205
Total operating profit	266,134	(15,973)	19,244	6,814	—	276,219
Interest expense, net	24,621	4,404	—	—	—	29,025
Loss on extinguishment of debt	—	—	—	—	—	—
Gain on sale of real estate	(2,235)	—	—	—	2,235	—
Income before income taxes	243,748	(20,377)	19,244	6,814	(2,235)	247,194
Provision for income taxes	63,573	(4,891)	4,619	1,635	(536)	64,400
Net income	$ 180,175	$ (15,486)	$ 14,625	$ 5,179	$ (1,699)	$ 182,794
Diluted shares	24,376	24,376	24,376	24,376	24,376	24,376
Diluted EPS	$ 7.39	$ (0.63)	$ 0.60	$ 0.21	$ (0.07)	$ 7.50

(In thousands, except per share amounts)	Nine months ended September 30, 2025 As Reported	Loss on Extinguishment of Debt	Executive Separation Costs	Gain on Sale of Real Estate	Adjusted
Net sales					
OEM Segment	$ 2,453,137	$ —	$ —	$ —	$ 2,453,137
Aftermarket Segment	736,180	—	—	—	736,180
Total net sales	3,189,317	—	—	—	3,189,317
Cost of sales					
OEM Segment	1,938,092	—	—	—	1,938,092
Aftermarket Segment	476,842	—	—	—	476,842
Total cost of sales	2,414,934	—	—	—	2,414,934
Gross profit					
OEM Segment	515,045	—	—	—	515,045
Aftermarket Segment	259,338	—	—	—	259,338
Total gross profit	774,383	—	—	—	774,383
Selling, general and administrative expenses*					
OEM Segment	357,818	—	(2,554)	—	355,264
Aftermarket Segment	172,005	—	(639)	—	171,366
Total SG&A	529,823	—	(3,193)	—	526,630
Operating profit					
OEM Segment	157,227	—	2,554	—	159,781
Aftermarket Segment	87,333	—	639	—	87,972
Total operating profit	244,560	—	3,193	—	247,753
Interest expense, net	26,003	—	—	—	26,003
Loss on extinguishment of debt	8,859	(8,859)	—	—	—
Gain on sale of real estate	(19,716)	—	—	19,716	—
Income before income taxes	229,414	8,859	3,193	(19,716)	221,750
Provision for income taxes	59,848	2,123	765	(4,724)	58,012
Net income	$ 169,566	$ 6,736	$ 2,428	$ (14,992)	$ 163,738
Diluted shares	25,004	25,004	25,004	25,004	25,004
Diluted EPS	$ 6.78	$ 0.27	$ 0.10	$ (0.60)	$ 6.55

*Selling, general and administrative expenses include warehouse and transportation expenses.

LIPPERT

LCI Industries | Q3 2026 Earnings Presentation 24